EXHIBIT 23.2






                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of AVAX Technologies, Inc. for the registration of 28,010,497 shares of its common stock and to the incorporation by reference therein of our report dated March 18, 2004, with respect to the consolidated financial statements of AVAX Technologies, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
June 9, 2004